SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

MCINTOSH BANCSHARES, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	000-49766	58-1922861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 South Oak Street, Jackson, GA  30237
(Address of Principal Executive Offices)

(770)  775-8300
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2010, the Company filed with the Secretary of State of Georgia Articles of Amendment to the Company’s Articles of Incorporation which authorized additional capital stock, increasing the number of authorized common stock from ten million shares to twenty-five million shares.  The amendment also changed  the par value of the common stock from $2.50 per share to $1.00 per share.  The amendment was approved by the shareholders of the Company by a greater than two-thirds affirmative vote at the annual meeting held on May 20, 2010 in accordance with O.C.G.A. § 14-2-1003.  A copy of the Articles of Amendment to the Articles of Incorporation of the Company is included as an exhibit to this Report on Form 8-K and is incorporated by reference into this Item No. 5.03.

Item 9.01	Financial Statements and Exhibits.

(c)           Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

2.6	Articles of Amendment to the Company’s Articles of Incorporation filed on June 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

McINTOSH BANCSHARES, INC.

DATE:  June 10, 2010                                                                By: /s/ William K. Malone
Name:  William K. Malone
Title:    Chief Executive Officer